Exhibit 99.1
News Release
Pentair Reports Fourth Quarter and Full Year 2020 Results
•Fourth quarter sales of $796 million; full year 2020 sales of $3.02 billion.
•Fourth quarter GAAP EPS of $0.60 and adjusted EPS of $0.70; full year 2020 GAAP EPS of $2.13 and adjusted EPS of $2.50.
•The company introduces its 2021 GAAP EPS guidance of approximately $2.43 to $2.58 and on an adjusted basis of approximately $2.60 to $2.75.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — January 28, 2021 — Pentair plc (NYSE: PNR) today announced fourth quarter 2020 sales of $796 million. Sales were up 5 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 3 percent in the fourth quarter. Fourth quarter 2020 earnings per diluted share from continuing operations (“EPS”) were $0.60 compared to $0.61 in the fourth quarter of 2019. On an adjusted basis, the company reported EPS of $0.70 compared to $0.68 in the fourth quarter of 2019. Segment income, adjusted net income, free cash flow, and adjusted EPS are described in the attached schedules.
Fourth quarter 2020 operating income was $122 million, down 1 percent compared to operating income for the fourth quarter of 2019, and return on sales (“ROS”) was 15.3 percent, a decrease of 90 basis points when compared to the fourth quarter of 2019. On an adjusted basis, the company reported segment income of $141 million for the fourth quarter, flat compared to segment income for the fourth quarter of 2019, and ROS was 17.7 percent, a decrease of 90 basis points when compared to the fourth quarter of 2019.
Full year net cash provided by operating activities of continuing operations was $574 million and free cash flow from continuing operations was $512 million.
Pentair paid a regular cash dividend of $0.19 per share in the fourth quarter of 2020. Pentair previously announced on December 8, 2020 that it will pay a regular quarterly cash dividend of $0.20 per share on February 5, 2021 to shareholders of record at the close of business on January 22, 2021. This dividend reflects a 5 percent increase in the company’s regular cash dividend rate; 2021 marks the 45th consecutive year that Pentair has increased its dividend.
John L. Stauch, Pentair’s President and Chief Executive Officer commented: “I am proud of the entire Pentair organization delivering on its commitments in a uniquely challenging year. Our teams successfully navigated this unprecedented environment and I believe that our company will emerge even stronger as a result. I would also like to take this opportunity to thank all of our global suppliers and channel partners for their patience and efforts in working with us and our consumers to meet our commitments despite the effects of the ongoing pandemic.”
“Our fourth quarter results benefited from continued strength in our Residential focused businesses and we built momentum carrying over into the new year. For 2020, we were very pleased to deliver sales and earnings growth while generating over $500 million in free cash flow and returning over half of that to our shareholders through dividends and buybacks. We ended the year with an exceptionally strong balance sheet and we remain committed to building on our strong foundation both organically and inorganically.”
OUTLOOK
The company introduces its 2021 GAAP EPS guidance of $2.43 to $2.58 from continuing operations and on an adjusted basis of $2.60 to $2.75. The company anticipates full year 2021 sales up approximately 3 to 5 percent on a reported basis. The company expects to deliver full year free cash flow greater than or equal to 100 percent of net income.
In addition, the company introduces first quarter 2021 GAAP EPS from continuing operations guidance of $0.51 to $0.59 and on an adjusted EPS basis of $0.55 to $0.63. The company expects first quarter sales to be up approximately 7 to 12 percent on a reported basis compared to first quarter 2020.

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EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch and Chief Financial Officer Robert P. Fishman will discuss the company’s fourth quarter and full year 2020 results on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentations, each of which can be found on Pentair’s website. The webcast and presentations will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the overall impact of the COVID-19 pandemic on our business; the duration and severity of the COVID-19 pandemic; actions that may be taken by us, other businesses and governments to address or otherwise mitigate the impact of the COVID-19 pandemic, including those that may impact our ability to operate our facilities, meet production demands, and deliver products to our customers; the negative impacts of the COVID-19 pandemic on the global economy, our customers and suppliers, and customer demand; overall global economic and business conditions impacting our business, including the strength of housing and related markets; demand, competition and pricing pressures in the markets we serve; volatility in currency exchange rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; the ability to achieve the benefits of our restructuring plans and cost reduction initiatives; risks associated with operating foreign businesses; the impact of material cost and other inflation; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019 and to our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this release. Pentair plc assumes no obligation, and disclaims any obligation, to update the information contained in this release.

ABOUT PENTAIR PLC
Pentair makes the most of life’s essential resources. From our residential and business solutions that help people move, improve and enjoy their water, to our sustainable innovations and applications, we deliver smart, sustainable solutions for life.

Pentair had revenue in 2020 of $3 billion, and trades under the ticker symbol PNR. With approximately 9,750 global employees serving customers in more than 150 countries, we work to help improve lives and the environment around the world. To learn more, visit Pentair.com

PENTAIR CONTACTS:

Jim Lucas	Rebecca Osborn
Senior Vice President, Treasurer and Investor Relations	Senior Manager, External Communications
Direct: 763-656-5575	Direct: 763-656-5589
Email: jim.lucas@pentair.com	Email: rebecca.osborn@pentair.com
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net sales	$796.0	$755.2	$3,017.8	$2,957.2
Cost of goods sold	512.5	481.0	1,960.2	1,905.7
Gross profit	283.5	274.2	1,057.6	1,051.5
% of net sales	35.6%	36.3%	35.0%	35.6%
Selling, general and administrative	141.9	134.2	520.5	540.1
% of net sales	17.8%	17.8%	17.2%	18.3%
Research and development	20.1	17.7	75.7	78.9
% of net sales	2.5%	2.3%	2.5%	2.7%
Operating income	121.5	122.3	461.4	432.5
% of net sales	15.3%	16.2%	15.3%	14.6%
Other expense (income):
Loss (gain) on sale of businesses	—	1.1	0.1	(2.2)
Other expense (income)	6.9	8.8	5.3	(2.9)
Net interest expense	3.9	6.5	23.9	30.1
% of net sales	0.5%	0.9%	0.8%	1.0%
Income from continuing operations before income taxes	110.7	105.9	432.1	407.5
Provision for income taxes	10.9	3.0	75.0	45.8
Effective tax rate	9.8%	2.8%	17.4%	11.2%
Net income from continuing operations	99.8	102.9	357.1	361.7
Income (loss) from discontinued operation, net of tax	3.2	(5.1)	1.5	(6.0)
Net income	$103.0	$97.8	$358.6	$355.7
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.60	$0.61	$2.14	$2.14
Discontinued operations	0.02	(0.03)	0.01	(0.04)
Basic earnings per ordinary share	$0.62	$0.58	$2.15	$2.10
Diluted
Continuing operations	$0.60	$0.61	$2.13	$2.12
Discontinued operations	0.01	(0.03)	0.01	(0.03)
Diluted earnings per ordinary share	$0.61	$0.58	$2.14	$2.09
Weighted average ordinary shares outstanding
Basic	166.2	168.2	166.5	169.4
Diluted	167.5	169.3	167.4	170.4
Cash dividends paid per ordinary share	$0.19	$0.18	$0.76	$0.72

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2020	December 31, 2019
In millions
Assets
Current assets
Cash and cash equivalents	$82.1	$82.5
Accounts and notes receivable, net	367.5	502.9
Inventories	420.0	377.4
Other current assets	105.5	99.1
Total current assets	975.1	1,061.9
Property, plant and equipment, net	301.2	283.2
Other assets
Goodwill	2,392.2	2,258.3
Intangibles, net	325.9	339.2
Other non-current assets	202.8	196.9
Total other assets	2,920.9	2,794.4
Total assets	$4,197.2	$4,139.5
Liabilities and Equity
Current liabilities
Accounts payable	$245.1	$325.1
Employee compensation and benefits	117.0	71.0
Other current liabilities	410.4	352.9
Total current liabilities	772.5	749.0
Other liabilities
Long-term debt	839.6	1,029.1
Pension and other post-retirement compensation and benefits	102.0	96.4
Deferred tax liabilities	107.4	104.4
Other non-current liabilities	269.4	206.7
Total liabilities	2,090.9	2,185.6
Equity	2,106.3	1,953.9
Total liabilities and equity	$4,197.2	$4,139.5
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Years ended December 31
In millions	2020	2019
Operating activities
Net income	$358.6	$355.7
(Income) loss from discontinued operations, net of tax	(1.5)	6.0
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(1.4)	(3.5)
Depreciation	46.7	48.3
Amortization	28.4	31.7
Loss (gain) on sale of businesses	0.1	(2.2)
Deferred income taxes	4.6	(18.4)
Share-based compensation	20.3	21.4
Asset impairment	—	21.2
Pension and other post-retirement expense	12.2	1.9
Pension and other post-retirement contributions	(8.4)	(20.9)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	148.3	(17.5)
Inventories	(29.1)	13.6
Other current assets	(2.3)	(18.4)
Accounts payable	(81.9)	(63.6)
Employee compensation and benefits	42.5	(19.1)
Other current liabilities	32.0	(0.4)
Other non-current assets and liabilities	5.1	9.4
Net cash provided by operating activities of continuing operations	574.2	345.2
Net cash (used for) provided by operating activities of discontinued operations	(0.6)	7.8
Net cash provided by operating activities	573.6	353.0
Investing activities
Capital expenditures	(62.2)	(58.5)
Proceeds from sale of property and equipment	0.1	0.6
Proceeds from sale of businesses	—	15.3
Acquisitions, net of cash acquired	(58.0)	(287.8)
Other	2.2	(1.5)
Net cash used for investing activities	(117.9)	(331.9)
Financing activities
Net (repayments) receipts of commercial paper and revolving long-term debt	(117.5)	51.5
Proceeds from long-term debt	—	600.0
Repayments of long-term debt	(74.0)	(401.5)
Shares issued to employees, net of shares withheld	32.9	12.5
Repurchases of ordinary shares	(150.2)	(150.0)
Dividends paid	(127.1)	(122.7)
Other	—	(6.9)
Net cash used for financing activities	(435.9)	(17.1)
Effect of exchange rate changes on cash and cash equivalents	(20.2)	4.2
Change in cash and cash equivalents	(0.4)	8.2
Cash and cash equivalents, beginning of year	82.5	74.3
Cash and cash equivalents, end of year	$82.1	$82.5

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Pentair plc and Subsidiaries
Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Years ended December 31
In millions	2020	2019
Net cash provided by operating activities of continuing operations	$574.2	$345.2
Capital expenditures	(62.2)	(58.5)
Proceeds from sale of property and equipment	0.1	0.6
Free cash flow from continuing operations	$512.1	$287.3
Net cash (used for) provided by operating activities of discontinued operations	(0.6)	7.8
Free cash flow	$511.5	$295.1

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2020
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Consumer Solutions	$388.8	$401.2	$470.8	$482.1	$1,742.9
Industrial & Flow Technologies	320.9	311.8	327.4	313.5	1,273.6
Other	0.3	0.3	0.3	0.4	1.3
Consolidated	$710.0	$713.3	$798.5	$796.0	$3,017.8
Segment income (loss)
Consumer Solutions	$84.8	$96.7	$113.8	$123.8	$419.1
Industrial & Flow Technologies	44.7	44.1	42.7	33.1	164.6
Other	(18.0)	(16.1)	(16.0)	(16.0)	(66.1)
Consolidated	$111.5	$124.7	$140.5	$140.9	$517.6
Return on sales
Consumer Solutions	21.8%	24.1%	24.2%	25.7%	24.0%
Industrial & Flow Technologies	13.9%	14.1%	13.0%	10.6%	12.9%
Consolidated	15.7%	17.5%	17.6%	17.7%	17.2%

Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2019
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Consumer Solutions	$358.2	$437.1	$377.0	$439.4	$1,611.7
Industrial & Flow Technologies	330.3	362.1	336.2	315.5	1,344.1
Other	0.4	0.3	0.4	0.3	1.4
Consolidated	$688.9	$799.5	$713.6	$755.2	$2,957.2
Segment income (loss)
Consumer Solutions	$75.2	$109.0	$81.9	$113.5	$379.6
Industrial & Flow Technologies	41.0	59.7	55.9	42.4	199.0
Other	(17.5)	(14.6)	(15.0)	(15.2)	(62.3)
Consolidated	$98.7	$154.1	$122.8	$140.7	$516.3
Return on sales
Consumer Solutions	21.0%	24.9%	21.7%	25.8%	23.6%
Industrial & Flow Technologies	12.4%	16.5%	16.6%	13.4%	14.8%
Consolidated	14.3%	19.3%	17.2%	18.6%	17.5%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2020 to the non-GAAP excluding the effect of 2020 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$710.0	$713.3	$798.5	$796.0	$3,017.8
Operating income	100.7	111.1	128.1	121.5	461.4
% of net sales	14.2%	15.6%	16.0%	15.3%	15.3%
Adjustments:
Restructuring and other	2.4	1.1	2.1	9.8	15.4
Intangible amortization	7.6	7.0	6.9	6.9	28.4
COVID-19 related costs and expenses	0.9	4.8	2.6	2.1	10.4
Deal related costs and expenses	0.4	—	—	0.2	0.6
Equity (loss) income of unconsolidated subsidiaries	(0.5)	0.7	0.8	0.4	1.4
Segment income	111.5	124.7	140.5	140.9	517.6
Return on sales	15.7%	17.5%	17.6%	17.7%	17.2%
Net income from continuing operations—as reported	72.7	73.8	110.8	99.8	357.1
Loss on sale of businesses	—	0.1	—	—	0.1
Pension and other post-retirement mark-to-market loss	—	—	—	6.7	6.7
Other income	—	—	(2.2)	—	(2.2)
Adjustments to operating income	11.3	12.9	11.6	19.0	54.8
Income tax adjustments	3.3	11.1	(3.6)	(8.1)	2.7
Net income from continuing operations—as adjusted	$87.3	$97.9	$116.6	$117.4	$419.2
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.43	$0.44	$0.66	$0.60	$2.13
Adjustments	0.09	0.15	0.04	0.10	0.37
Diluted earnings per ordinary share—as adjusted	$0.52	$0.59	$0.70	$0.70	$2.50

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ending December 31, 2021 to the non-GAAP excluding the effect of 2021 adjustments (Unaudited)

	Forecast
In millions, except per-share data	First Quarter		Full Year
Net sales	approx	Up 7 - 12%	approx	Up 3 - 5%
Operating income
Adjustments:
Intangible amortization	approx	$6	approx	$24
Equity income of unconsolidated subsidiaries	approx	$1	approx	$4
Segment income

Net income from continuing operations—as reported	approx	$85 - $99	approx	$404 - $429
Adjustments to operating income	approx	6	approx	24
Income tax adjustments	approx	1	approx	4
Net income from continuing operations—as adjusted	approx	$92 - $106	approx	$432 - $457
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	approx	$0.51 - $0.59	approx	$2.43 - $2.58
Adjustments	approx	0.04	approx	0.17
Diluted earnings per ordinary share—as adjusted	approx	$0.55 - $0.63	approx	$2.60 - $2.75
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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter and Year Ended December 31, 2020 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Total Pentair	3.4%	1.7%	0.3%	5.4%	1.3%	0.2%	0.5%	2.0%
Consumer Solutions	8.4%	0.8%	0.6%	9.8%	7.1%	—%	1.0%	8.1%
Industrial & Flow Technologies	(3.4)%	2.7%	—%	(0.7)%	(5.6)%	0.4%	—%	(5.2)%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2019 to the non-GAAP excluding the effect of 2019 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$688.9	$799.5	$713.6	$755.2	$2,957.2
Operating income	67.6	133.8	108.8	122.3	432.5
% of net sales	9.8%	16.7%	15.2%	16.2%	14.6%
Adjustments:
Restructuring and other	1.1	6.7	5.9	7.3	21.0
Intangible amortization	8.2	8.3	7.6	7.6	31.7
Asset impairment	15.3	2.9	—	3.0	21.2
Inventory step-up	1.7	0.5	—	—	2.2
Deal related costs and expenses	4.2	—	—	—	4.2
Equity income of unconsolidated subsidiaries	0.6	1.9	0.5	0.5	3.5
Segment income	98.7	154.1	122.8	140.7	516.3
Return on sales	14.3%	19.3%	17.2%	18.6%	17.5%
Net income from continuing operations—as reported	52.4	115.1	91.3	102.9	361.7
(Gain) loss on sale of businesses	(3.5)	0.1	0.1	1.1	(2.2)
Pension and other post-retirement mark-to-market (gain) loss	—	(12.2)	0.4	8.4	(3.4)
Adjustments to operating income	30.5	18.4	13.5	17.9	80.3
Income tax adjustments	(5.4)	(3.8)	(7.4)	(14.8)	(31.4)
Net income from continuing operations—as adjusted	$74.0	$117.6	$97.9	$115.5	$405.0
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.30	$0.68	$0.54	$0.61	$2.12
Adjustments	0.13	0.01	0.04	0.07	0.26
Diluted earnings per ordinary share—as adjusted	$0.43	$0.69	$0.58	$0.68	$2.38